As filed with the Securities and Exchange Commission on October 27, 1998
                                                   Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                XOMA CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                   94-2756657
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                               2910 Seventh Street
                           Berkeley, California 94710
                    (Address of Principal Executive Offices)
                               -------------------

               XOMA CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                               -------------------
                          Christopher J. Margolin, Esq.
                                XOMA Corporation
                               2910 Seventh Street
                           Berkeley, California 94710
                     (Name and address of agent for service)
                                 (212) 644-1170
          (Telephone number, including area code, of agent for service)
                               -------------------
                                    Copy to:
                           Geoffrey E. Liebmann, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
  Title of Securities to      Amount to be        Proposed Maximum               Proposed Maximum               Amount of
      be Registered          Registered (1)   Offering Price Per Share (2)   Aggregate Offering Price (2)   Registration Fee (2)
--------------------------------------------------------------------------------------------------------------------------------
      Common Stock,
    par value $.0005 per     500,000 shares             $2.14                    $1,070,000                  $298
            share
================================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Stock of XOMA Corporation on October 20, 1998, which was $2.14 per share, as reported on the Nasdaq National Market.

                                     PART I

                              INFORMATION REQUIRED
                                  IN PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

               *The information called for by Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
               Part I of Form S-8.


                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, previously filed by XOMA Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A dated March 26, 1998 (File No. 0-14710);

     (2) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998 (File No. 0-14710);

     (3) Current Report on Form 8-K dated December 30, 1997 filed on January 9, 1998 (File No. 0-14710);

     (4) Current Report on Form 8-K dated June 26, 1998 filed on June 29, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A dated June 26, 1998 filed on June 29, 1998 (File No. 0-14710);

     (5) Current Report on Form 8-K dated July 9, 1998 filed on July 16, 1998 (File No. 0-14710); and

     (6) The description of XOMA's Common Stock in the Registration Statement on Form 8-A dated June 9, 1986 filed on June 11, 1986 under Section 12 of the Exchange Act, including any amendment or report for the purpose of updating such description (Registration No. 33-4793).

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the of-fering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     The description of the Registrant's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents, subject to certain limitations (Del. Code, Title 8 Sec. 145). Article VII of the Company's Bylaws provides that expenses incurred by an officer or director of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of a final disposition of the action, suit or proceeding upon receipt by the Company of an undertaking by the officer or director that he or she will repay such expenses if it is ultimately determined that he or she is not entitled to indemnification under the Delaware General Corporation Law.

     As permitted by Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction by which the director derived an improper personal benefit. The Company has also entered into indemnification agreements with its directors and officers providing for indemnification and advancements of expenses to the fullest extent permitted under Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



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

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on October 27, 1998.

                                XOMA CORPORATION




                                By: /s/ John L. Castello
                                    ---------------------------------------
                                    Name:  John L. Castello
                                    Title: Chairman of the Board, President
                                            and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Castello and Christopher J. Margolin, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                            Date
---------                                   -----                                            ----

/s/ John L. Castello                        Chairman of the Board, President and Chief       October  27, 1998
----------------------------                Executive Officer (Principal Executive Officer)
John L. Castello

/s/ Patrick J. Scannon                      Chief Scientific and Medical Officer             October  27, 1998
----------------------------
Patrick J. Scannon

/s/ Peter B. Davis                          Vice President, Finance and Chief Financial      October  27, 1998
----------------------------                Officer (Principal Financial and Accounting
Peter B. Davis                              Officer)

/s/ James G. Andress                        Director                                         October  27, 1998
----------------------------
James G. Andress

/s/ William K. Bowes, Jr.                   Director                                         October  27, 1998
----------------------------
William K. Bowes, Jr.

/s/ Arthur Kornberg                         Director                                         October  27, 1998
----------------------------
Arthur Kornberg

/s/ Steven C. Mendell                       Director                                         October  27, 1998
----------------------------
Steven C. Mendell

/s/ W. Denman Van Ness                      Director                                         October  27, 1998
----------------------------
W. Denman Van Ness


                                  EXHIBIT INDEX


Exhibit
Number                Exhibit


5.1       Opinion of Cahill Gordon & Reindel.

10.1      1998 Employee Stock Purchase Plan.

10.2      Amendment No. 1 to 1998 Employee Stock Purchase Plan.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1      Power of Attorney (included on signature page to Registration
          Statement).





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